                                                               EXHIBIT 12.1

HEARST BROADCAST GROUP
RATIO OF EARNINGS TO FIXED CHARGES
For the Years Ended December 31, 1993, 1994, 1995 and 1996
(dollars in thousands)

                                                                     For the Years Ended December 31,
                                                    1993                 1994                 1995                     1996
                                             ------------------   ------------------   ------------------   ---------------------
Earnings before fixed charges:
Net income                                          $  11,272            $  33,891            $  40,795             $  44,402
Income tax expense                                     17,123               25,265               30,182                31,907
                                                    ---------            ---------            ---------             ---------
Income from continuing
operations before income taxes                         28,395               59,156               70,977                76,309
Interest expense                                       22,800               22,769               22,271                21,273
Interest portion of rental expenses                       730                  762                  918                   992
                                                   ----------           ----------           ----------            ----------
Earnings before fixed charges                       $  51,925            $  82,687            $  94,166             $  98,574
                                                    =========            =========            =========             =========
Fixed charges:
Interest expense                                    $  22,800            $  22,769            $  22,271             $  21,273
Interest portion of rental expenses                       730                  762                  918                   992
                                                   ----------           ----------           ----------            ----------
Total fixed charges                                 $  23,530            $  23,531            $  23,189             $  22,265
                                                    =========            =========            =========             =========
Ratio of earnings to fixed charges                       2.21                 3.51                 4.06                  4.43
                                                   ==========

HEARST-ARGYLE TELEVISION, INC.
RATIO OF EARNINGS TO FIXED CHARGES
For the Four Months Ended December 31, 1997 and the Three Months Ended
March 31, 1998 Unaudited Pro Forma for the Years Ended December 31, 1996 and 1997 and the Three Months Ended March 31, 1997 and 1998 (dollars in thousands)


                                                     Historical                               Unaudited Pro Forma Hearst-Argyle

                    Four Months        Three Months           Year                 Year            Three Months       Three Months
                       Ended              Ended               Ended                Ended               Ended              Ended
                    December 31,          March 31,        December 31,         December 31,          March 31,          March 31,
                       1997                1998               1996                 1997                1997               1998
                 -----------------   ----------------   -----------------   ------------------   ----------------   ---------------
Earnings before
 fixed charges:
Net income (loss)    $    7,666         $   (4,134)          $  42,961             $  51,820           $  4,624          $   6,414
Extraordinary item       16,212               9,969
Income tax expense       16,419               4,916             33,180                36,700              4,233              5,001
                      ----------          ----------          ---------              --------           --------          ---------
Income from
 continuing
 operations
 before income
 taxes and
 extraordinary
 item                    40,297              10,751             76,141                88,520              8,857             11,415
Interest expense         15,830              10,960             37,228                37,228              9,307              9,307
Interest portion
of rental expenses          432                 324              1,169                 1,297                324                324
                       ---------           ---------          ---------             ---------          ---------         ---------
Earnings before
 fixed charges         $ 56,559            $ 22,035           $114,538              $127,045           $ 18,488           $ 21,046
                        ========            ========           ========              ========           ========           =======

Fixed charges:
Interest expense        $15,830             $10,960            $37,228               $37,228            $ 9,307            $ 9,307
Interest portion
 of rental expenses         432                 324              1,169                 1,297                324                324
                        --------            --------           --------              --------           --------           -------
Total fixed charges     $16,262             $11,284            $38,397               $38,525            $ 9,631            $ 9,631
                        =======             =======            =======               =======            =======            =======

Ratio of earnings to
  fixed charges            3.48                1.95               2.98                  3.30               1.92               2.19
                       =========            =======            =======               =======            =======            =======

ARGYLE TELEVISION, INC.
RATIO OF EARNINGS TO FIXED CHARGES
For the Years Ended December 31, 1995 and 1996 and for the Eight Months Ended August 31, 1997 (dollars in thousands)

                                                                                                                Eight Months
                                                                    Year Ended            Year Ended               Ended
                                                                   December 31,          December 31,            August 31,
                                                                       1995                  1996                   1997
                                                                       ----                  ----                   ----
Earnings before fixed charges:
Net loss                                                             $(15,807)             $(14,560)              $(14,539)
Extraordinary item                                                      7,842

Loss from continuing operations before
income taxes and extraordinary item                                    (7,965)              (14,560)               (14,539)

Interest expense                                                       12,053                16,566                 12,749
Interest portion of rental expenses                                       103                   177                    138
                                                                          ---                   ---                    ---
Earnings (loss) before fixed charges                                   $4,191                $2,183               $(1,652)
                                                                       ======                ======               ========
Fixed charges:
Interest expense                                                      $12,053               $16,566                $12,749
Interest portion of rental expenses                                       103                   177                    138
                                                                          ---                   ---                    ---
Total fixed charges                                                   $12,156               $16,743                $12,887
                                                                      =======               =======                =======
Deficiency of earnings to fixed charges                               $(7,965)             $(14,560)              $(14,539)
                                                                      ========             =========              =========